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                                                                    Exhibit 99.1

                                    AGREEMENT


         This will confirm the agreement by and among all the undersigned that the Schedule 13D filed on or about this date with respect to the beneficial ownership of the undersigned of shares of common stock of New Century Financial Corporation is being filed on behalf of each of the entities named below.



Dated: May 5, 2000
                                          U.S. BANCORP


                                          By   /s/ Lee R. Mitau
                                            -----------------------------
                                             Lee R. Mitau
                                             its Executive Vice President
                                             - Corporate Development,
                                             General Counsel
                                             and Secretary



                                          U.S. BANK NATIONAL ASSOCIATION


                                          By   /s/ Lee R. Mitau
                                            -----------------------------
                                             Lee R. Mitau
                                             its Executive Vice President
                                             - Corporate Development,
                                             General Counsel
                                             and Secretary

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